Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
David Morris, CFO & Treasurer	Jim Storey, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 221-2668	(770) 612-7169
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES FOURTH-QUARTER RESULTS
ATLANTA – February 15, 2006 – BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today reported financial results for the fourth quarter and full year ended December 31, 2005.
Revenues for the fourth quarter were $1.33 billion, up 10.1% from $1.21 billion for the fourth quarter of 2004. The increase reflects 5% growth in unit sales volume, driven in large part by a 12.7% increase in specialty product unit volume, as well as favorable year-over-year pricing. Net income for the fourth quarter was $14.5 million, or $0.48 per diluted share, compared with a net loss of $2.7 million, or $0.09 per diluted share, for the prior-year period.
For purposes of comparison, the 2004 fourth-quarter and full-year statements of operations are presented on a pro forma basis, as if BlueLinx had been a stand-alone, publicly traded entity since December 29, 2002.
Gross profit for the fourth quarter was $140.4 million, compared with $101.4 million in the prior-year period. Gross margin was 10.6%, compared with 8.4% a year ago, reflecting growth in higher-margin specialty products and improved structural product margins. Total operating expenses of $105.7 million for the fourth quarter increased $9.1 million from the same period a year ago, primarily reflecting ongoing operating expenses associated with the company’s Lane Stanton Vance (LSV) division, the specialty hardwoods distributor that was acquired in July 2005, and increased compensation expenses. Operating income for the quarter was $34.7 million, compared with $4.8 million for the fourth quarter last year.
For the full year ended December 31, 2005, BlueLinx sales totaled $5.62 billion, up 1.1% from $5.56 billion the prior year. Gross profit was $512.4 million compared with $563.8 million for 2004, translating to gross margins of 9.1% and 10.1%, respectively. Lower gross profit for 2005 primarily reflects a decline in structural product margins. Total operating expenses of $396.8 million for the full year declined by $3.5 million. Net income totaled $44.6 million, or $1.46 per diluted share, compared with $74.6 million, or $2.47 per diluted share, in 2004.
“BlueLinx demonstrated solid execution on our primary strategic objectives during the fourth quarter,” said Stephen Macadam, chief executive officer. “We gained traction in our specialty products business, evidenced by a 12.7% year-over-year increase in specialty unit volume. This increase includes a 3.1 percentage point contribution from LSV, the acquisition of which reflects our strategy to supplement organic growth with targeted acquisitions. We also effectively managed structural inventories in a volatile pricing environment that was characterized by steeply falling structural prices in the first half of the quarter. Additionally, we continued to demonstrate the commitment to add the people, systems and processes necessary to profitably grow our business. Our strong performance also benefited from better-than-expected end-use demand in new home construction, manufactured housing and industrial markets, which we believe was partly a result of unseasonably mild winter weather in many parts of the country.
“Looking forward, we believe BlueLinx is well positioned for continued execution of our strategic growth plan as a leader in the building products distribution marketplace,” Macadam said. “We anticipate market conditions will remain challenging, with 2006 housing starts expected to decline approximately 10% from 2005 levels, offset in part by a rebound in manufactured housing and continued growth in industrial markets. As a result, we expect an overall decline in end-use demand of approximately 1% to 2% for 2006, with a moderate decline in structural prices, based on decreased demand and increased supply of some products. We will seek to offset the impact of these anticipated market conditions by gaining market share, continuing to improve our product mix with higher margin, less price sensitive specialty products, and managing our structural inventory to minimize margin risk.”
2005 Results Versus As Reported 2004 Results
Sales for the fourth quarter ended December 31, 2005, were $1.33 billion, compared with $1.21 billion for the same period last year. Gross profit rose to $140.4 million from $101.4 million in the prior-year period primarily reflecting increased unit volume sales and improved year-over-year pricing. Net income for the fourth quarter of 2005 was $14.5 million, compared with a loss of $5.8 million the previous year.
For the full year ended December 31, 2005, BlueLinx reported sales of $5.62 billion, compared with $5.56 billion last year. Gross profit was $512.4 million compared with $560.4 million in 2004. Net income was $44.6 million, compared with $76.3 million a year earlier. The company’s net income of $76.3 million for 2004 was achieved partially as a division of Georgia-Pacific Corporation and did not include interest expense and certain corporate overhead expenses that are included in the results for 2005.
Dividend
On February 14, 2006, the BlueLinx Board of Directors declared a $0.125 dividend on the company’s common shares for the quarter ended December 31, 2005. The dividend is payable on March 31, 2006, to shareholders of record on March 15, 2006.
Basis of Presentation
This release provides unaudited financial statements for the fourth-quarter and full-year periods of 2005 and 2004. For purposes of comparison, the statements of operations for the fourth quarter and 12 months ended January 1, 2005, are provided on both an as reported and a pro forma basis. Last year’s pro forma results reflect the acquisition by BlueLinx of the real estate and operating assets of the building products distribution division of Georgia-Pacific Corporation and the BlueLinx Holdings Inc.’s subsequent IPO on December 14, 2004. Results have been adjusted to reflect the acquisition transaction, mortgage refinancing transaction, and offering transaction, and are presented as if BlueLinx Holdings Inc. had been a standalone entity since December 29, 2002. On a pro forma basis, diluted earnings per share is calculated using 30.2 million shares. Detailed reconciliations of all pro forma adjustments are included in the slide presentation accompanying the company’s fourth-quarter conference call, which can be found in the investor relations section on the BlueLinx web site at www.BlueLinxCo.com. Additionally, rebar/remesh, which previously was classified with other metals as a specialty product, has been reclassified as a structural product for all periods presented. Rebar was reclassified because its supply, demand and distribution characteristics are similar to other structural products.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors may listen to the conference call and download the presentation by going to the Investor Relations page of the BlueLinx web site, at www.BlueLinxCo.com. Investors also can access a recording of the conference call for one week by calling 706-645-9291, Conference ID# 4904545. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site where a replay of the webcast will be available for 90 days.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,600 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service approximately 12,000 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 65 warehouses. Additional information about BlueLinx can be found on its web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the company’s Annual Report on Form 10-K for the year ended January 1, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Holdings Inc.
Statements of Operations
    in thousands, except per share data

	Quarters Ended		Years Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	Proforma	As Reported	Proforma
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$1,329,259	$1,207,627	$5,622,071	$5,558,154
Cost of sales	1,188,866	1,106,203	5,109,632	4,994,386

Gross profit	140,393	101,424	512,439	563,768

Operating expenses:
Selling, general, and administrative	100,699	92,692	378,008	384,781
Depreciation and amortization	4,977	3,895	18,770	15,487

Total operating expenses	105,676	96,587	396,778	400,268

Operating income	34,717	4,837	115,661	163,500
Non-operating expenses (income):
Interest expense	11,105	9,924	42,311	37,679
Other expense (income), net	128	(482)	186	98

Income (loss) before provision for (benefit from) income taxes	23,484	(4,605)	73,164	125,723
Provision for (benefit from) income taxes	8,946	(1,874)	28,561	51,170

Net income (loss)	14,538	(2,731)	44,603	74,553
Less: Preferred stock dividends	—	—	—	—

Net income (loss) applicable to common shareholders	$14,538	$(2,731)	$44,603	$74,553

Basic weighted average number of common shares outstanding	30,240	30,185	30,195	30,185

Basic net income (loss) per share applicable to common stock	$0.48	$(0.09)	$1.48	$2.47

Diluted weighted average number of common shares outstanding	30,551	30,185	30,494	30,185

Diluted net income (loss) per share applicable to common stock	$0.48	$(0.09)	$1.46	$2.47

Dividends declared per share of common stock	$0.125		$0.50

BlueLinx Holdings Inc.
Statements of Operations
    in thousands, except per share data

	Quarters Ended		Years Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	As Reported	As Reported	As Reported
				(Combined)
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales	$1,329,259	$1,207,627	$5,622,071	$5,558,154
Cost of sales	1,188,866	1,106,203	5,109,632	4,997,713

Gross profit	140,393	101,424	512,439	560,441

Operating expenses:
Selling, general, and administrative	100,699	92,692	378,008	387,494
Depreciation and amortization	4,977	3,895	18,770	16,307

Total operating expenses	105,676	96,587	396,778	403,801

Operating income	34,717	4,837	115,661	156,640
Non-operating expenses (income):
Interest expense	11,105	11,057	42,311	28,765
Write-off debt issue costs	—	2,871	—	2,871
Other expense (income), net	128	(482)	186	98

Income (loss) before provision for (benefit from) income taxes	23,484	(8,609)	73,164	124,906
Provision for (benefit from) income taxes	8,946	(2,803)	28,561	48,563

Net income (loss)	14,538	(5,806)	44,603	$76,343

Less: Preferred stock dividends	—	1,255	—

Net income (loss) applicable to common shareholders	$14,538	$(7,061)	$44,603

Basic weighted average number of common shares outstanding	30,240	20,507	30,195

Basic net income (loss) per share applicable to common stock	$0.48	$(0.34)	$1.48

Diluted weighted average number of common shares outstanding	30,551	20,507	30,494

Diluted net income (loss) per share applicable to common stock	$0.48	$(0.34)	$1.46

Dividends declared per share of common stock	$0.125		$0.50

BlueLinx Holdings Inc.
Balance Sheets
    in thousands

	BlueLinx	BlueLinx
	As Reported	As Reported
	December 31,	January 1,
	2005	2005
	(unaudited)
Assets:
Current assets:
Cash	$24,320	$15,572
Receivables	399,093	363,688
Inventories	473,068	500,231
Deferred income taxes	6,678	6,122
Other current assets	44,909	34,203

Total current assets	948,068	919,816

Property, plant, and equipment:
Land and land improvements	56,521	55,573
Buildings	93,381	93,133
Machinery and equipment	54,200	41,063
Construction in progress	2,350	5,089

Property, plant, and equipment, at cost	206,452	194,858
Accumulated depreciation	(22,403)	(7,880)

Property, plant, and equipment, net	184,049	186,978
Other non-current assets	25,523	30,268

Total assets	$1,157,640	$1,137,062

Liabilities :
Current liabilities:
Accounts payable	$327,004	$270,271
Bank overdrafts	62,392	32,033
Accrued compensation	13,494	18,292
Current maturities of long-term debt	—	94,103
Other current liabilities	15,195	13,142

Total current liabilities	418,085	427,841

Noncurrent liabilities:
Long-term debt	540,850	558,000
Deferred income taxes	1,911	740
Other long-term liabilities	12,942	8,989

Total liabilities	973,788	995,570

Shareholders’ Equity:
Common stock	303	295
Additional paid in capital	132,346	121,306
Accumulated other comprehensive income	1,023	(789)
Retained earnings	50,180	20,680

Total shareholders’ equity	183,852	141,492

Total liabilities and equity	$1,157,640	$1,137,062

BlueLinx Holdings Inc.
Statements of Cash Flows
    in thousands

	Years Ended
		BlueLinx
	BlueLinx	As Reported
	As Reported	(Combined)
	December 31,	January 1,
	2005	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$44,603	$76,343
Adjustments to reconcile net income to cash provided by (used in) operations:
Depreciation and amortization	18,770	16,307
Amortization of debt issue costs	3,629	2,323
Write-off of debt issue costs	—	2,871
Deferred income tax provision (benefit)	(368)	4,714
Changes in assets and liabilities:
Receivables	(30,609)	(70,821)
Inventories	36,889	(158,769)
Accounts payable	56,605	160,078
Changes in other working capital	(12,902)	(10,692)
Other	8,171	910

Net cash provided by (used in) operating activities	124,788	23,264

Cash flows from investing activities:
Acquisitions, net of cash acquired	(16,908)	(823,330)
Property, plant, and equipment investments	(12,744)	(11,137)
Proceeds from sale of assets	1,153	349

Net cash used in investing activities	(28,499)	(834,118)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	88,352
Preferred stock, net	—	(5,226)
Issuance of common stock, net	8,548	120,513
Proceeds from stock options exercised	478	—
Net increase (decrease) in revolving credit facility	(111,253)	487,103
Other long-term debt, net	—	165,000
Debt financing costs	(570)	(21,236)
Increase in bank overdrafts	30,359	(8,586)
Common dividends paid	(15,103)	—

Net cash provided by (used in) financing activities	(87,541)	825,920

Increase (decrease) in cash	8,748	15,066
Balance, beginning of period	15,572	506

Balance, end of period	$24,320	$15,572

BlueLinx Holdings Inc.
Statements of Operations
As Reported Reconciliation
    in thousands, except per share data

				BlueLinx
	BlueLinx	BlueLinx	Distribution Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Years Ended	Period from	Period from	Year Ended
	December 31,	Inception (March 8, 2004)	January 4, 2004	January 1,
	2005	to January 1,	to May 7,	2005
	(unaudited)	2005	2004	(unaudited)
Net sales	$5,622,071	$3,672,820	$1,885,334	$5,558,154
Cost of sales	5,109,632	3,339,590	1,658,123	4,997,713

Gross profit	512,439	333,230	227,211	560,441

Operating expenses:
Selling, general, and administrative	378,008	248,291	139,203	387,494
Depreciation and amortization	18,770	10,132	6,175	16,307

Total operating expenses	396,778	258,423	145,378	403,801

Operating income	115,661	74,807	81,833	156,640
Non-operating expenses (income):
Interest expense	42,311	28,765	—	28,765
Write-off debt issue costs	—	2,871	—	2,871
Other expense (income) net	186	(516)	614	98

Income (loss) before provision for (benefit from) income taxes	73,164	43,687	81,219	124,906
Provision for (benefit from) income taxes	28,561	17,781	30,782	48,563

Net income (loss)	44,603	25,906	$50,437	$76,343

Less: Preferred stock dividends	—	5,226

Net income (loss) applicable to common shareholders	$44,603	$20,680

Basic weighted average number of common shares outstanding	30,195	19,006

Basic net income (loss) per share applicable to common stock	$1.48	$1.09

Diluted weighted average number of common shares outstanding	30,494	20,296

Diluted net income (loss) per share applicable to common stock	$1.46	$1.02

Dividends declared per share of common stock	$0.50

BlueLinx Holdings Inc.
Statements of Cash Flows
As Reported Reconciliation
    in thousands

				BlueLinx
	BlueLinx	BlueLinx	Distribution Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Fiscal Year	Period from	Period from	Fiscal Year
	Ended	Inception (March 8, 2004)	January 4, 2004	Ended
	December 31,	to January 1,	to May 7,	January 1,
	2005	2005	2004	2005
	(unaudited)			(unaudited)
Cash flows from operating activities:
Net income	$44,603	$25,906	$50,437	$76,343
Adjustments to reconcile net income to cash provided by (used in) operations:
Depreciation and amortization	18,770	10,132	6,175	16,307
Amortization of debt issue costs	3,629	2,323	—	2,323
Write-off of debt issue costs	—	2,871	—	2,871
Deferred income tax provision (benefit)	(368)	(4,469)	9,183	4,714
Changes in assets and liabilities:
Receivables	(30,609)	221,529	(292,350)	(70,821)
Inventories	36,889	(13,080)	(145,689)	(158,769)
Accounts payable	56,605	(97,694)	257,772	160,078
Changes in other working capital	(12,902)	(13,156)	2,464	(10,692)
Other	8,171	2,884	(1,974)	910

Net cash provided by (used in) operating activities	124,788	137,246	(113,982)	23,264

Cash flows from investing activities:
Acquisitions, net of cash acquired	(16,908)	(823,330)	—	(823,330)
Property, plant, and equipment investments	(12,744)	(9,759)	(1,378)	(11,137)
Proceeds from sale of assets	1,153	97	252	349

Net cash used in investing activities	(28,499)	(832,992)	(1,126)	(834,118)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	—	88,352	88,352
Preferred stock, net	—	(5,226)	—	(5,226)
Issuance of common stock, net	8,548	120,513	—	120,513
Proceeds from stock options exercised	478	—	—	—
Net increase (decrease) in revolving credit facility	(111,253)	487,103	—	487,103
Other long-term debt, net	—	165,000	—	165,000
Debt financing costs	(570)	(21,236)	—	(21,236)
Increase (decrease) in bank overdrafts	30,359	(34,836)	26,250	(8,586)
Common dividends paid	(15,103)	—	—	—

Net cash provided by (used in) financing activities	(87,541)	711,318	114,602	825,920

Increase (decrease) in cash	8,748	15,572	(506)	15,066
Balance, beginning of period	15,572	—	506	506

Balance, end of period	$24,320	$15,572	$—	$15,572